Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 29, 2013 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Carnival Corporation’s and Carnival plc’s Annual Report on Form 10-K for the year ended November 30, 2012. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Miami, Florida

January 31, 2013

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